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                                                                     EXHIBIT 2.2

                                 AMENDMENT NO. 1


         THIS AMENDMENT NO. 1 (the "AMENDMENT") to that certain Assets Purchase Agreement (the "AGREEMENT") dated August 15, 1997, by and among New Arts Acquisition, Inc., a Delaware corporation ("New Arts"), National Insurance Group, a California corporation ("NAIG"), American Realty Tax Services, Inc., a Virginia corporation ("ARTS"), American Realty Tax Services of New York, Inc., a Virginia corporation ("ARTS-NY" and, together with ARTS, the "Seller"), and the stockholders named therein (the "Stockholders"), is made and entered into as of September 18, 1997 by the parties to the Agreement, Pinnacle American Realty Tax Services, Inc., a wholly owned subsidiary of New Arts ("PARTS"), and Pinnacle American Realty Tax Services of New York, Inc., a wholly owned subsidiary of New Arts ("PARTS-NY"). New Arts, PARTS and PARTS-NY are collectively referred to herein as "Purchaser." Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

         WHEREAS, the parties to the Agreement desire to amend the Agreement in accordance with the provisions of Section 11.17 thereof; and

         WHEREAS, the parties to the Agreement desire to clarify certain of the provisions thereof.

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto, intending to be legally and equitably bound, agree as follows:

         1. Closing. The Closing Date shall be September 18, 1997, effective 12:01 a.m., Virginia time.

         2. New Arts Election. Pursuant to Section 2.1 of the Agreement, New Arts hereby assigns (the "Assignment") its rights to receive the Purchased Assets to PARTS and PARTS-NY, in each case consistent with paragraph 3 below.

         3. Agreement to be Bound. Pursuant to the Assignment, (a) Arts will sell, transfer, convey, assign and deliver to PARTS all of the Purchased Assets that Arts has a right, title or interest to or in and whether or not used in ARTS' business and (b) ARTS-NY will sell, transfer, convey, assign and deliver to PARTS-NY all of the Purchased Assets that ARTS-NY has a right, title or interest to or in and whether or not used in ARTS-NY's business. Each of PARTS and PARTS-NY agrees to be bound by the terms of the Agreement as if it were the Purchaser under the Agreement; provided, however, that the agreement of PARTS extends only to the Purchased Assets and Assumed Liabilities of Arts, and all representations, warranties, covenants, obligations, understandings, and agreements relating thereto, and the agreement of PARTS-NY extends only to the Purchased Assets and Assumed Liabilities of ARTS-NY and all representations, warranties, covenants, obligations, understandings, and agreements relating thereto.


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         4.       Seller Third Party Consents. Purchaser acknowledges and agrees that certain of the Seller Third Party Consents have not been obtained as of the Closing Date. Purchaser hereby waives this closing condition and agrees to hold Seller and the Stockholders harmless for any Damages incurred by Purchaser as a result of the failure to obtain such consents. Notwithstanding the foregoing, following Closing Seller and the Stockholders agree to reasonably cooperate with Purchaser in order to obtain such Seller Third Party Consents as provided in
Section 6.6 of the Agreement.

         5. No Waivers. Except as set forth in paragraph 4 above and except for the items described on Exhibit A hereto, each of the undersigned acknowledges and agrees that Purchaser is not intending to, nor is it, waiving or relinquishing any of its rights under the Agreement, including, without limitation, its right to seek indemnification under Section 9 of the Agreement (subject to the terms and conditions of the Agreement) for (i) any breach of any representation or warranty of the Stockholder or Seller set forth in the Agreement or any certificate delivered by or on behalf of any Stockholder or Seller in connection therewith, (ii) any nonfulfillment of any covenant or agreement on the part of the Stockholders or, prior to the Closing Date, the Seller, in the Agreement or (iii) any Excluded Liability. Stockholders and Seller further acknowledge and agree that no such waiver has occurred by reason of NAIG's or Purchaser's knowledge of any such breach or non-fulfillment, regardless of whether Purchaser has notified Seller and Stockholders thereof.

         6. Fleet. Purchaser agrees to assume all Liabilities for tax penalties or base erroneous payments relating to the life of loan contract between Seller and Fleet Real Estate Funding Corp., dated January 1, 1993, and amended January 7, 1997. In consideration for the foregoing assumption by Purchaser, the parties agree that the number $7,267,942 set forth in Section 2.2(c) of the Agreement shall be reduced by $125,000 to $7,142,942.

         7. State Sales and Use Taxes. Section 9.5 of the Agreement is amended by adding the following sentence to the end thereof: "Anything to the contrary contained herein notwithstanding, the representations, warranties and obligations of Seller contained in Appendix A.21 to the Agreement shall, as to state sales and use taxes only survive for five (5) years after Closing."

         NAIG and Purchaser covenant and agree that NAIG and Purchaser and their Affiliates, agents and representatives, accountants or other tax professionals shall not take any Prohibitive Action, and that neither Seller nor the Stockholders shall be liable for indemnification of Purchaser for any tax liability assessed against Purchaser as a result of any Prohibited Action by NAIG or Purchaser or their Affiliates, agents or representatives, accountants or other tax professionals. A "Prohibited Action" is a request for a certificate of tax clearance, or the filing of an amended return on behalf of Seller, or a request for an audit or review by any taxing authority of any return filed by or on behalf of Seller; provided, however, that, notwithstanding the foregoing, Prohibited Action does not include the filing of any return or other document that Purchaser reasonably concludes is required by law with any federal, state or local


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government or taxing authorities following the Closing with respect to matters arising after the Closing, or participating in or responding to any audit by, request for information from, or other investigation conducted by, any federal, state or local government or taxing authority.

         8. Schedule 2.1(c). Schedule 2.1(c) (relating to Assumed Liabilities) is amended and restated in its entirety in the form attached hereto as Exhibit B

         9. Excluded Liabilities. Without in any way limiting the definition of "Excluded Liabilities" set forth in Section 2.1(d) of the Agreement, Seller and the Stockholders acknowledge and agree that all and each of the following are Excluded Liabilities: (i) the items identified on Schedule
A.20 and (ii) liability, if any, relating to the termination of Lance Schultz.

         10. Accounts Receivable. Seller and the Stockholders represent and warrant that Exhibit C attached hereto is a true and complete list of all of Seller's accounts receivable as of September 17, 1997. Seller and the Stockholders acknowledge and agree that Purchaser is acquiring these accounts receivable.

         11. Accounts Payable. Seller and the Stockholders acknowledge and agree that Seller is responsible for satisfying all accounts payable set forth on Exhibit D hereto. Purchaser acknowledges and agrees to be responsible for accounts payable set forth on Exhibit E hereto.

         12. Payroll. Purchaser acknowledges and agrees that it is responsible for paying Seller's payroll in the amount of $113,950 for the two weeks ended September 19, 1997.

         13. Clarification of Agreement. The parties agree to the following clarifications of the Agreement:

                  a. In Section 2.2(b)(iii) the reference to "cash. . . " should be to "cash and cash equivalents. . . "

                  b. The reference to "s" following the words ", in the sole discretion" in Section 2.1(b)(iv) should be to "elects."

                  c. The last phrase of Section 2.2(d)(3) should read "(ii) issue to Seller a Purchaser Note in the face amount of $2,000,000 minus an amount equal to the principal payments, if any, paid to Seller on May 25, 1998, pursuant to subsection (i) immediately above."

                  d. The last phrase of Section 2.2(d)(4) should read "(ii) issue to Seller a Purchaser Note in the face amount of $1,145,000 minus an amount equal to the principal payments, if any, paid to Seller on May 25, 1998, pursuant to subsection (i) immediately above."


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         14.      Effect of Amendment. This Amendment supersedes the Agreement with respect to the explicit subject matter hereof. To the extent not amended hereby, the Agreement remains in full force and effect.

         15. Counterparts. This Amendment may be executed in counterparts, together constituting one instrument.


                                       Signatures next page.


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         IN WITNESS WHEREOF, Seller, New Arts, NAIG, PARTS and PARTS-NY have caused their duly authorized representatives to have, and the Stockholders each have, executed this Amendment as of the day and year first above written.

                                     SELLER:

                                       AMERICAN REALTY TAX SERVICES, INC.,
                                       a Virginia corporation


                                       /s/ Joseph A. Manelski
                                       -----------------------------------------
                                       By:      Joseph A. Manelski
                                       Its:     President


                                       AMERICAN REALTY TAX SERVICES
                                       OF NEW YORK, INC.,
                                       a Virginia corporation


                                       /s/ Josph A. Manelski
                                       -----------------------------------------
                                       By:      Joseph A. Manelski
                                       Its:     President


                                  STOCKHOLDERS:

                                       JOSEPH A. MANELSKI


                                       /s/ Joseph A. Manelski
                                       -----------------------------------------


                                       MARLENE J. MANELSKI


                                       /s/ Marlene J. Manelski
                                       -----------------------------------------


                                       DAVID J. MANELSKI


                                       /s/ David J. Manelski
                                       -----------------------------------------

Signatures continued next page.


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                                       NEW ARTS ACQUISITION, INC.,
                                       a Delaware corporation


                                       By:   /s/ Bruce A. Cole
                                             -----------------------------------
                                       Its:  President
                                             -----------------------------------



                                       NATIONAL INSURANCE GROUP,
                                       a California corporation


                                       By:   /s/ Bruce A. Cole
                                             -----------------------------------
                                       Its:  President
                                             -----------------------------------



                                       PINNACLE AMERICAN REALTY TAX
                                       SERVICES, INC.,
                                       a Delaware corporation


                                       By:   /s/ Bruce A. Cole
                                             -----------------------------------
                                       Its:  President
                                             -----------------------------------



                                       PINNACLE AMERICAN REALTY TAX
                                       SERVICES OF NEW YORK, INC.,
                                       a Delaware corporation


                                       By:   /s/ Bruce A. Cole
                                             -----------------------------------
                                       Its:  President
                                             -----------------------------------


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